Exhibit 99.1

Press Release FOR IMMEDIATE RELEASE Valmont Announces $120 Million Accelerated Share Repurchase OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today announced it has entered into an accelerated share repurchase agreement (“ASR”) with Citibank, N.A. to repurchase $120 million of the Company’s common stock. The ASR is entered into under Valmont’s previously announced share repurchase program. President and Chief Executive Officer Avner M. Applbaum commented, “This ASR, along with on-going opportunistic repurchases in the open market, demonstrate our confidence in the business and our ability to consistently generate cash flows. These actions are an effective way to leverage our strong balance sheet to drive shareholder value. We remain committed to a balanced capital allocation strategy of re-investing in the business for growth, including acquisitions, and returning cash to shareholders.” Under the terms of the ASR, Valmont will make a pre-payment of $120 million to Citibank, N.A. and on November 29, 2023, Valmont will receive an initial delivery of approximately 0.4 million shares. The final number of shares will be based on the daily volume-weighted average share price during the term of the ASR, less an agreed upon discount and subject to adjustments in accordance with the ASR agreement. The ASR transaction is expected to be completed no later than the first quarter of 2024. As of November 29, inclusive of the ASR, Valmont will have approximately $145 million remaining under its previously announced share repurchase program. The share repurchase program has no stated expiration date. The Company is not obligated to make any repurchases and may discontinue the repurchase program at any time. The ASR and on-going purchases will be funded from available working capital and short-term borrowings and will be made subject to market and economic conditions. About Valmont Industries, Inc. For over 75 years, Valmont has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com. Contact: Renee Campbell Email: renee.campbell@valmont.com Date: November 29, 2023

Press Release Concerning Forward-Looking Statements This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement. Website and Social Media Disclosure The Company uses its website and social media channels identified on its website as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not part of this press release. ###